UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                           April 6, 2007

MID-STATE BANCSHARES

(Exact Name of registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1026 East Grand Avenue, Arroyo Grande, CA	93420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (805) 473-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications Pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01 — Other Events.

EXPLANATORY NOTE

On April 6, 2007, through their respective counsel Mid-State Bancshares (“Mid-State”), VIB Corp, and David Fuerstenberg entered into a Memorandum of Understanding relating to a litigation settlement, subject to court and other approvals, of an action pending in the San Luis Obispo County Superior Court captioned Fuerstenberg v. Mid-State Bancshares, et al.  The suit was filed as a putative class action on behalf of Mid-State shareholders against Mid-State and its entire Board of Directors (“Board”) relating to the proposed merger of Mid-State with VIB Corp, which is an indirect subsidiary of Rabobank Nederland, a cooperative banking association organized under the laws of The Netherlands (“Rabobank”).

Pursuant to the Memorandum of Understanding, VIB Corp has agreed that it will waive certain of its rights under the Agreement and Plan of Merger, dated November 1, 2006 (the “Agreement”), as provided below.

In the Memorandum of Understanding Mid-State and VIB Corp also agreed to disclose certain additional information, which is set forth below.  The additional information contained in this filing should be read carefully together with the proxy statement that Mid-State previously filed with the Securities and Exchange Commission and mailed to its shareholders in connection with the proposed merger.

I.              Waivers under the Agreement

In the Memorandum of Understanding, VIB Corp agreed to waive its right to enforce certain provisions of the Agreement as set forth below:

•                  Under Section 6.06, VIB Corp waived its rights to prevent Mid-State from taking steps to pursue alternative acquisition proposals that the Board determines in good faith to be reasonably likely to lead to a Superior Proposal, as defined in the Agreement; and

•                  Under Section 8.03, VIB Corp waived its rights to any portion of the Termination Fee, as defined in the Agreement, payable under the Agreement that is in excess of $22.5 million.  This waiver effectively operates to reduce any Termination Fee payable under the Agreement from $27.5 million to $22.5 million.

II.            Supplemental Disclosure

•                  One of the Rabobank representatives with whom Mid-State’s Chairman of the Board and Chief Executive Officer met in January of 2006 was Mr. Dennis Kern.  Mr. Kern was the former chief executive officer of a bank acquired by Rabobank in 2005.  Mr. Pruett and Mr. Kern have known each other for more than 30 years.  Mr. Kern expressed

                        Rabobank’s interest in expanding its California operations and discussed his experiences in dealing with Rabobank.

•                  Mid-State’s board held a strategic planning meeting in March 2006, which was attended by Mid-State’s financial advisor, Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”). At that meeting the board considered succession planning, and asked Chief Executive Officer, James Lokey, to describe his desires in this area.  Mr. Lokey stated that he wished to continue as Chief Executive Officer at Mid-State until age 65, and then to retire and assume the chairmanship of Mid-State’s board.  The board also considered strategic alternatives at the planning session, and Sandler O’Neill identified 3 institutions that might have an interest in acquiring Mid-State.

•                  During a meeting in New York in June 2006, representatives of Rabobank indicated to the Chairman and the Chief Executive Officer of Mid-State that Rabobank should be considered as having serious interest in an acquisition of Mid-State but that it would be unwilling to participate in a bidding process to acquire Mid-State.  The Chairman and the Chief Executive Officer subsequently reported such statements to Mid-State’s Board of Directors.

•                  On August 2, the same day as Mid-State Bancshares’ August board meeting, Mid-State’s Chief Executive Officer, James Lokey, met with representatives of Wells Fargo at a pre-arranged and customary “get acquainted” meeting, the purpose of which was to introduce Mr. Lokey to a new Wells Fargo executive.  In the course of their meeting, Wells Fargo’s representatives stated that if Mid-State ever had an interest in perhaps seeking a combination, that Wells Fargo would have an interest in exploring a possible transaction.  Mr. Lokey questioned the Wells Fargo representatives on Wells Fargo’s pricing strategy for acquisitions.  The representatives’ response was consistent with information provided to Mid-State’s Board of Directors by Sandler O’Neill, at the board meeting earlier that day.  Mr. Lokey reported his meeting and the substance of his communications with the Wells Fargo representatives to Mid-State’s Board of Directors.  Subsequent to the public announcement of the proposed merger with Rabobank, Mr. Lokey was contacted by a Wells Fargo representative who confirmed that Wells Fargo could not have matched the price offered by Rabobank.

•                  Mid-State first learned of Rabobank’s memorandum of understanding with the Comptroller of the Currency on or about October 14, 2006 in connection with Rabobank providing certain disclosure schedules pursuant to the Agreement.  Mid-State was subsequently provided a copy of the memorandum of understanding.  Because of the timing uncertainties for the merger resulting from the memorandum of understanding and related regulatory matters impacting Rabobank, Mid-State negotiated and obtained authority to pay special dividends in excess of Mid-State’s regular quarterly dividends if the merger was not consummated by certain specified dates.

•                  The following table sets forth the high and low closing sales prices of Mid-State’s common stock on a weekly basis for the period from June 1, 2006 until October 31, 2006 as well as the percentage premium which such weekly high sales price bore to the price of $37.00 per share.

			Percentage
Week ended	Low Price	High Price	Premium

October 26, 2006	$30.11	$31.59	17.1%
October 19, 2006	$29.74	$31.88	16.1%
October 12, 2006	$28.39	$29.93	23.6%
October 5, 2006	$26.46	$28.91	28.0%
September 29, 2006	$27.36	$28.40	30.3%
September 22, 2006	$26.98	$28.38	30.4%
September 15, 2006	$26.25	$28.01	32.1%
September 08, 2006	$26.30	$27.41	35.0%
September 01, 2006	$26.12	$27.40	35.0%
August 25, 2006	$26.09	$27.17	36.2%
August 18, 2006	$26.32	$27.57	34.2%
August 11, 2006	$25.97	$27.36	35.2%
August 04, 2006	$26.23	$27.53	34.4%
July 28, 2006	$26.20	$27.74	33.4%
July 21, 2006	$25.62	$27.93	32.5%
July 14, 2006	$25.76	$27.92	32.5%
July 07, 2006	$26.75	$27.73	33.4%
June 30, 2006	$25.72	$28.00	32.1%
June 23, 2006	$25.83	$26.83	37.9%
June 16, 2006	$26.05	$27.63	33.9%
June 09, 2006	$25.70	$27.59	34.1%
June 02, 2006	$25.94	$27.85	32.9%

•                  On October 30, 2006, Sandler O’Neill’s Equity Research Analyst downgraded his evaluation of Mid-State’s common stock from “Hold” to “Sell” and lowered his price target from $28.00 per share to $26.00 per share.  Sandler O’Neill’s Equity Research Analyst who issued the report was unaware of the negotiations with Rabobank.

•                  From June 1, 2006 until the date hereof, Mid-State has not received any oral or written proposal to be acquired by any credible third party except for Rabobank.

•                  Recent communications with bank regulatory agencies having jurisdiction over the merger are consistent with a closing of the merger during the second quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

MID-STATE BANCSHARES

Date: April 6, 2007	By:	/s/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

	By:	/s/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer